UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K
________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2006

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2006, AtheroGenics, Inc. issued a press release to report the company’s financial results for the fourth quarter and twelve months ended December 31, 2005. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

         On February 28, 2006, AtheroGenics, Inc. announced that the Company’s current estimate of the ARISE clinical trial’s combined event rate is slightly below nine percent, which is lower than they had anticipated when they began the trial. As a result, the Company announced their intention to begin closing down the ARISE trial on June 1, 2006. The Company stated that their goal is to announce top line results from the ARISE trial in the second half of 2006, followed by completing and submitting their New Drug Application package to the Food and Drug Administration in early 2007.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished as part of this current report on Form 8-K.

Exhibit No.		Description

99.1	-	Press Release dated February 28, 2006

____________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: February 28, 2006	/s/MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

____________________

EXHIBIT INDEX

Exhibit No.		Description

99.1	-	Press Release dated February 28, 2006